UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 30, 2020

STAAR Surgical Company

(Exact Name of Registrant as Specified in Charter)

Delaware	0-11634	95-3797439
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1911 Walker Ave., Monrovia, California		91016
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 626-303-7902

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common	STAA	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1 933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

STAAR Surgical Company (“STAAR” or the “Company”) is closely monitoring publicly available information on the impact of the coronavirus in China and globally. With respect to China, STAAR is in contact with its China leadership and through them is receiving updates as they seek contact with the Company’s partners and surgeon customers. Contact at this time is difficult as most of STAAR’s China based customers remain on holiday as had been planned and is customary for the Chinese Lunar New Year. STAAR believes that it is too early for the Company to speculate on what the future holds. STAAR has been made aware that guidance will be provided to its Chinese ophthalmic surgical customers by the Chinese government on a timetable which has not yet been established.  STAAR has offered its support to its customers.  STAAR expects it will be made aware of its customers’ plans when they are able to advise the Company.  In the interim, STAAR offers the Chinese people and all those who have been or may become impacted globally by the coronavirus its heartfelt hope for a swift and safe resolution of this global health concern.

STAAR has been asked to address the state of its business at this time.  The Company is pleased to report that the fundamentals of STAAR’s business remain strong through the month of January.  STAAR will provide further updates regarding its business through press releases and during the Company’s earnings conference call scheduled for February 26, 2020.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STAAR Surgical Company

January 30, 2020	By:	/s/ Caren Mason
Caren Mason
President and Chief Executive Officer